Exhibit 10.36

FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT AND PARTIAL EXCHANGE AGREEMENT

This Fourth Amendment to Second Amended and Restated Credit Agreement and Partial Exchange Agreement (this “Fourth Amendment”) is made as of March     , 2003 among FIREARMS TRAINING SYSTEMS, INC., a Delaware corporation (the “Parent”), FATS, INC., a Delaware corporation (the “Borrower”), the financial institutions listed on the signature pages hereof (the “Lenders”) and BANK OF AMERICA, N.A., as Agent and Issuing Bank (the “Agent”).

RECITALS

A. The Parent, the Borrower, the Lenders and the Agent are parties to the Second Amended and Restated Credit Agreement and Partial Exchange Agreement dated as of April 1, 2000, the First Amendment to Second Amended and Restated Credit Agreement and Partial Exchange Agreement dated as of December 31, 2001, the Second Amendment to Second Amended and Restated Credit Agreement and Partial Exchange Agreement dated as of March 29, 2002 (the “Second Amendment”) and the Third Amendment to Second Amended and Restated Credit Agreement and Partial Exchange Agreement dated as of July 10, 2002 (as amended, the “Credit Agreement”). All terms used but not defined herein shall have the meanings given them in the Credit Agreement.

B. Pursuant to Section 11 of the Second Amendment, all amounts placed in the Cash Collateral Account shall remain in the Cash Collateral Account until the expiration of the Support Letter of Credit Availability Period to Secure Support Letters of Credit (the “Cash Collateral Restrictions”).

C. The Parent and the Borrower have requested that $800,000 currently deposited in the Cash Collateral Account temporarily be released to the Borrower to be used as working capital.

D. Pursuant to Section 9.08(b) of the Credit Agreement, the Cash Collateral Restrictions may be amended with the written consent of each of the Lenders, the Parent and the Borrower.

AGREEMENT

The parties hereto agree as follows:

Section 1. Cash Collateral Account Release. Section 11 of the Second Amendment is hereby deleted and the following substituted therefor:

“Section 11. Intercreditor Agreement. The Borrower, the Parent, the Agent, the Issuing Bank, the Lenders and the Support Lenders agree that (i) after an Event of Default has occurred and so long as such event is continuing, to the extent that Borrower has failed to reimburse the Issuing Bank for Support Letter of Credit Disbursements pursuant to Section 2.23 (h) hereof, and if there are insufficient funds in the Cash Collateral Account to repay all Obligations of the Borrowers to the Issuing Bank for the reimbursement of any such Support Letter of Credit Disbursements, any unpaid Obligations of the Borrowers constituting unpaid reimbursement obligations in connection with Support Letter of Credit Disbursements shall be paid to the Issuing Bank and/or the Support Lenders before any other payments may be made or accepted on Obligations other than those related to unpaid reimbursement for Support Letter of Credit Disbursements, and (ii) all amounts deposited in the Cash Collateral Account shall be held by the Agent first for the benefit of the Issuing Bank and the Support Lenders to secure the Obligations of the Borrower under the Support Letters of Credit and second for the benefit of the Agent, the Issuing Bank and the Lenders to secure the Obligations of the Borrower not arising under the Support Letters of Credit. Amounts placed in the Cash

Collateral Account, up to $2,310,000, shall remain in the Cash Collateral Account until the expiration of the Support Letter of Credit Availability Period to secure Support Letters of Credit regardless of whether Support Letters of Credit in such amount have yet been issued; provided, however, (i) at the request of the Borrower at any time after March 14, 2003, up to $800,000 of the funds deposited by the Borrower into the Cash Collateral Account shall be released to the Borrower to be used solely as working capital in the normal course of business of the Borrower, (ii) on or before March 31, 2003, the Borrower shall deposit $500,000 into the Cash Collateral Account in accordance with Section 2.23(l) hereof, (iii) on or before May 2, 2003, the Borrower shall deposit an amount into the Cash Collateral Account such that the balance in the Cash Collateral Account immediately following such deposit is $2,310,000, and (iv) no further release of funds from the Cash Collateral Account shall thereafter be allowed. If the Borrower does not make such deposits by the days specified in the preceding sentence, such failure shall be deemed to be a failure to make a deposit to the Cash Collateral Account under Section 2.23(l) hereof. After the expiration of the Support Letter of Credit Availability Period, an amount of cash will remain in the Cash Collateral Account equal to 105% of the aggregate amount of each outstanding Support Letter of Credit.”

Section 2. Events of Default. Part (b) of Article VII is hereby amended to read in its entirety as follows:

“(b) default shall be made in the payment of any interest on any Loan or any fee or any other amount (other than an amount referred to in paragraph (a) above) due under any Loan Document, when and as the same shall become due and payable, or in the deposit of any amounts in the Cash Collateral Account in accordance with Section 2.23(l) hereof, and such default shall continue unremedied for a period of five (5) Business Days;”

Section 3. Representations and Warranties. The Parent and the Borrower hereby represent and warrant to the Lenders and the Agent, as follows:

(a) The representations and warranties set forth in Article III of the Credit Agreement, and in each other Loan Document, including any Schedules thereto, are true and correct in all material respects on and as of the date hereof and on and as of the Fourth Amendment Effective Date (as defined below) with the same effect as if made on and as of the date hereof or the Fourth Amendment Effective Date, as the case may be, except to the extent such representations and warranties expressly relate solely to an earlier date.

(b) Each of the Parent, the Borrower and the other Loan Parties is in compliance with all the terms and conditions of the Credit Agreement and the other Loan Documents on its part to be observed or performed and no Default or Event of Default has occurred or is continuing under the Credit Agreement.

(c) The execution, delivery and performance by the Parent and the Borrower of this Fourth Amendment have been duly authorized by the Parent and the Borrower.

(d) This Fourth Amendment constitutes the legal, valid and binding obligation of the Parent and the Borrower, enforceable against them in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, voidable preference or similar laws and the application of equitable principles generally.

(e) The execution, delivery and performance by the Parent and the Borrower of this Fourth Amendment (i) do not conflict with or violate (A) any provision of law, statute, rule or regulation, or of the articles of incorporation or by-laws of the Parent or the Borrower, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which the Parent or the Borrower is a party or by which either of them or any of their property may be bound and (ii) does not require any consents under, result in a breach of or constitute (alone or with notice or lapse of time or both) a default or give rise to increased, additional, accelerated or guaranteed rights of any person under any such indenture, agreement or instrument.

Section 4. Effectiveness. This Fourth Amendment shall become effective as of March     , 2003 (the “Fourth Amendment Effective Date”) upon satisfaction of the following conditions precedent:

(a) The Agent shall have received duly executed counterparts of this Fourth Amendment which, when taken together, bear the authorized signatures of the Parent, the Borrower and each of the Lenders.

(b) The Lenders shall be satisfied that the representations and warranties set forth in Section 3 hereof are true and correct on and as of the Fourth Amendment Effective Date.

(c) There shall not be any action pending or any judgment, order or decree in effect which, in the judgment of the Lenders or their counsel, is likely to restrain, prevent or impose materially adverse conditions upon performance by the Parent, the Borrower or any other Loan Party of its obligations under the Loan Documents.

(d) The Lenders shall have received such other documents, legal opinions, instruments and certificates as they shall reasonably request, and such other documents, legal opinions, instruments and certificates shall be satisfactory in form and substance to the Lenders and their counsel. All corporate and other proceedings taken or to be taken in connection with this Fourth Amendment and all documents incidental thereto, whether or not referred to herein, shall be satisfactory in form and substance to the Lenders and their counsel.

Section 5. Reference to and Effect on the Credit Agreement. Except as specifically amended, waived, modified and agreed to above, the Credit Agreement shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

Section 6. Governing Law. This Fourth Amendment shall be construed in accordance with and governed by the laws of the State of New York.

Section 7. Counterparts. This Fourth Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Fourth Amendment shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Fourth Amendment.

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[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

FIREARMS TRAINING SYSTEMS, INC. as Parent

By:
Name:
Title:

FATS, INC as Borrower

By:
Name:
Title:

NON CENTRE ENTITIES

BANK OF AMERICA, N.A., as Agent, and Issuing Bank and individually as a Lender

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

Attention:
Michael Porcello
Special Assets
MPFP2516
601 Second Avenue, South
Minneapolis, MN 55402-4302
Fax: (612) 973-2148

FIRST SOURCE LOAN OBLIGATIONS INSURED TRUST, by First Source Financial, Inc., as Agent/Manager

By:
Name:
Title:

Attention:
Jeff Cerny
2850 West Golf Road
5th Floor
Rolling Meadows, IL 60008
Fax: (847) 734-7910

CENTRE ENTITIES, individually and as Lenders

CENTRE CAPITAL INVESTORS II, L.P. CENTRE CAPITAL TAX-EXEMPT INVESTORS II, L.P.
CENTRE CAPITAL OFFSHORE INVESTORS II, L.P.

By:	Centre Partners II, L.P., as General Partner

By:	Centre Partners Management LLC, as Attorney-in-Fact

By:
Managing Director

CENTRE PARTNERS COINVESTMENT, L.P.

By:	Centre Partners II LLC, as General Partner

By:
Managing Director